Exhibit 99.1

China Jo-Jo Drugstores Releases 2019 Letter from the Chairman

HANGZHOU, China, March 4, 2019 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) (“Jo-Jo Drugstores” or the “Company”), a leading online and offline retailer, wholesale distributor of pharmaceutical and other healthcare products, and healthcare provider in China, released a letter to shareholders from the Chairman of the Company’s board of directors today.

Dear Shareholders,

The year of 2018 was an extraordinary year for Jo-Jo Drugstores as we positioned ourselves as the most reliable pharmaceutical company in Hangzhou, China. As the sole Chinese pharmaceutical retail company listed on the NASDAQ in the U.S., Jo-Jo Drugstores, through 15 years of continuous research and development, has developed a solid foundation in the pharmaceutical supply chain, franchising, medical and technology industries. We customized a strategic development plan, as we disclosed in a press release dated December 31, 2018 and adjusted our organizational structure, including the addition of a new executive officer, Mr. Wei Hu, as Chief Operating Officer in 2018, to diligently prepare for our further development in 2019.

The Market Challenges and Opportunities

The year of 2018 was a challenging year for the Chinese pharmaceutical industry. The slowdown in economic growth, the expanded supervision for medical insurance as well as the increase in labor costs have put tremendous pressure on the development of the pharmaceutical industry. Particularly, with the implementation of drug procurement regulations and drug price limits, the decline in the profit margin for drugs sales has become an inevitable trend. According to the national pharmaceutical industry analysis agency, the overall size of the national pharmaceutical retail market in 2018 reached RMB384.2 billion, representing a 4.85% increase, which is the lowest increase in the past 20 years. The year of 2018 also marked the first time that the growth rate of pharmacy retail sales has not surpassed the national GDP growth rate.

However, opportunities are often generated in a complicated situation. The health industry is still very popular among investors. With the integration of resources, the upgrading of technology, the implementation of effective cost controls, the innovation of models and the advantages of a high-quality talent pool, many well-known companies and leaders in the capital markets are looking for investments in the development of medicine and health.

Our Observations on the Market Dynamics

There are fascinating changes and dynamics taking place behind the scenes in this rapidly developing market in China.

Firstly, the influence of the new medical reforms can be seen in the squeezed profit margins of medicines, the changing structure of the healthcare space, and the continued increased usage of medical technology. This is in line with the people’s demand for rational diagnosis and treatment using rational medicine.

Secondly, the pressure of the national health insurance regulations requires medical institutions to use medical insurance funds in an effective and reasonable manner in order to curtail overtreatment and misallocation in pharmaceutical and medical services in China. As a supplement to basic medical insurance, commercial insurance has played an increasingly important role. Medical reform has continued to progress, and medical insurance, medicines, and medical care are the core fields of the reform.

Thirdly, although the decline in the profit margin of pharmaceutical retail is an inevitable trend, the public’s demand for medical and health services is growing and the current medical services are unable to meet the needs of the market.

Our Strategies and Objectives

Implementing the Medical + Medicine Business model

This strategy was proposed by the Company at its inception and has proven to be effective. The Company will continue focusing on providing quality medical services and helping people become healthier in addition to the medicine retails.

Medical Linkage & Technology Empowerment

Upgrading and Renovation of Pharmacies: We have initially deployed two new major system platforms for chronic disease management and Internet hospital services. Through the connections we have generated with major hospitals in provinces and cities, customers can get access to professional medical services, health management and proper guidance regarding their medication from our drug stores and can easily connect to top hospitals. The software upgrade for several of our major pharmacies is driven primarily by our efforts to increase professionalism and service quality.

In 2019, we plan to provide customers with accurate medication guidance under the principle of reasonable diagnosis and treatment as we focus on the needs of customers, implement a training and evaluation program for professional promotion and set up courses for employees for the consultation and sales of medicines. We will continue to improve our stores’ images, merchandise displays, environmental and sanitation conditions, service etiquette, member management, and other services. Through normalized inspection training and randomized inspections by our internal management team, we are striving to standardize our stores’ services.

In addition, we aim to keep our costs under control through managing the procurement, distribution, warehousing, and sales of drugs, eliminating waste in all links, improving management, logistics and distribution efficiency as well as optimizing inventory.

Talent Introduction & Hospital Cooperation

In 2019, Jo-Jo Drugstores expects to have four comprehensive outpatient departments in stores and ten clinics. The Company’s future development relies highly on our talent and technical advantages. In addition to employing talented healthcare providers, the Company has launched a comprehensive cooperation initiative with the most renowned hospitals in China.

Currently, we intend to cooperate with three prestigious hospitals which are specialized in ophthalmology and obstetrics and gynecology (OB-GYN) to explore market opportunities and improve the Company’s brand awareness.

Commercial Insurance Cooperation

Jo-Jo Drugstores has taken an important step in cooperating with commercial insurance providers to explore the provision of high-quality health management services that are fully compliant with the applicable regulations and reasonably priced. At present, as a result of this new venture with these providers, coverage is available in Beijing, Shanghai and Zhejiang. By introducing the most professional health management service packages which pair top doctors from major hospitals in the area and commercial insurance providers and by using high-quality resources in the medical field to provide quality medical services, we are committed to becoming a pioneer and a benchmark for medical and health service provider covered by commercial health insurance in China. The development of pharmacy benefit managers in foreign countries shows that the efficiency of business model development is inseparable from technological innovation. We aim to be a pioneer in the business information technology platform for medicine sales and medical treatment space and we will continue to optimize platform functions and enhance its core competitiveness while facing new business models.

We firmly believe that Jo-Jo Drugstores has stayed abreast of the trends in quality medical services and has launched a solid strategy in advance of 2019. The coming year is full of challenges and opportunities and we are confident that we have built a solid foundation for Jo-Jo Drugstores’ business development to take off.

On behalf of China Jo-Jo Drugstores, I would like to express my sincere gratitude to our customers and partners for your trust in us, to the shareholders for your continuous support, and to the board members, management team and staff for your commitment in the past year.

Mr. Lei Liu

Chairman and Chief Executive Officer

China Jo-Jo Drugstores, Inc.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. (“Jo-Jo Drugstores” or the “Company”), is a leading online and offline retailer and wholesale distributor of pharmaceutical and other healthcare products in China. Jo-Jo Drugstores currently operates retail drugstores and an online pharmacy. It is also a wholesale distributor of products similar to those carried in its pharmacies and it cultivates and sells herbs used for traditional Chinese medicine. For more information about the Company, please visit http://jiuzhou360.com. The Company routinely posts important information on its website.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company’s encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Company Contact:

Frank Zhao
Chief Financial Officer
+86-571-88077108
frank.zhao@jojodrugstores.com

Steve Liu
Investor Relations Director
steve.liu@jojodrugstores.com

Investor Relations Contact:

Tina Xiao
Ascent Investor Relations LLC
+1-917-609-0333
tina.xiao@ascent-ir.com

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